UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2005

MICRO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-06523	33-0569235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Goodyear, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 837 3700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) On January 28, 2005, the Board of Directors (the “Board”) of Micro Therapeutics, Inc. (the “Company”) adopted the Micro Therapeutics Executive Incentive Compensation Plan (the “EIC Plan”). Under the EIC Plan, certain of the Company’s employees, including its executive officers, shall be entitled to earn cash bonus compensation based upon the achievement of certain specified performance goals and objectives relating to the Company and to each individual participant. Each EIC Plan participant may be eligible to receive a target bonus calculated by multiplying such participant’s base salary by a percentage value assigned to such participant (the “Target Bonus”). The Compensation Committee of the Board (the “Committee”), which administers the EIC Plan, will establish the performance goals and objectives for the EIC Plan at the beginning of each fiscal year. Following the end of each fiscal year, the Committee will determine the extent to which the performance goals and objectives were attained. Based upon this assessment, the Committee will award each eligible participant in the EIC Plan a bonus award in an amount equal to a percentage of such participant’s Target Bonus. The Committee may award a bonus in an amount less than or greater the amount earned by such participant under the EIC Plan. In no event will any participant be eligible to receive a bonus under the EIC Plan if the Committee determines that the Company has achieved less than 80% of the performance goals established by the Committee.

The foregoing description of the EIC Plan does not purport to be complete and is qualified in its entirety by reference to the EIC Plan, a copy of which is attached hereto as Exhibit 10.48 and incorporated herein by reference. The EIC Plan is attached to this Form 8-K as Exhibit 10.48.

(b) On January 28, 2005, the Compensation Committee of the Board of Directors established the 2005 target bonuses and performance goals under the EIC Plan. The Chief Executive Officer is entitled to a target bonus up to 45% of his annual base salary, all Vice President level employees are entitled to a target bonus up to 35% of their annual base salary and all Director level employees are entitled to a target bonus up to 20% of their annual base salary.

The target bonus for the Chief Executive Officer will be based on the Company’s performance related to (i) 2005 revenue growth; (ii) 2005 gross margin improvement, (iii) 2005 operating profit growth (iv); product introductions in the U.S. and Europe in 2005, (v) target product regulatory applications in 2005 and (vi) achieving and maintaining target service levels, which are collectively referred to as the “Corporate Goals.”

The target bonus with respect to Vice President and Director level employees is based on individual criteria for each person in relation to the achievement of the Corporate Goals. The Corporate Goals, collectively, and the individual goals, collectively, for each Vice President and Director level employee is equally weighted.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
10.48	Micro Therapeutics Executive Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO THERAPEUTICS, INC.

February 2, 2005

/s/ Thomas C. Wilder
Thomas C. Wilder, III
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.48	Micro Therapeutics Executive Incentive Compensation Plan